UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K
________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue (P.O. Box 976) Rosemead, California 91770 (Address of principal executive offices)	2244 Walnut Grove Avenue (P.O. Box 800) Rosemead, California 91770 (Address of principal executive offices)
(626) 302-2222 (Registrant's telephone number, including area code)	(626) 302-1212 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Edison International:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EIX	NYSE LLC
Southern California Edison Company:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Cumulative Preferred Stock, 4.08% Series	SCEpB	NYSE American LLC
Cumulative Preferred Stock, 4.24% Series	SCEpC	NYSE American LLC
Cumulative Preferred Stock, 4.32% Series	SCEpD	NYSE American LLC
Cumulative Preferred Stock, 4.78% Series	SECpE	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                               ☐

This current report and its exhibit include forward-looking statements. Edison International and Southern California Edison Company ("SCE") based these forward-looking statements on their current expectations and projections about future events in light of their knowledge of facts as of the date of this current report and their assumptions about future circumstances. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International and SCE. Edison International and SCE have no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Edison International's and SCE's combined Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q. Additionally, Edison International and SCE provide direct links to Edison International and SCE presentations, documents and other information at www.edisoninvestor.com (Events and Presentations) in order to publicly disseminate such information.

Item 8.01	Other Events
On May 16, 2019, the California Public Utilities Commission (“CPUC”) approved a final decision in Edison International's subsidiary Southern California Edison Company's (“SCE”) 2018 General Rate Case (“GRC”). The decision authorized a revenue requirement of $5.117 billion for 2018, a decrease of $417 million from SCE's requested revenue requirement and a decrease of $523 million from SCE's 2017 authorized base revenue requirement. The final decision approved $2.9 billion of CPUC-jurisdictional capital expenditures in 2018. The final decision is retroactive to January 1, 2018.
The final decision also authorized a ratemaking methodology that escalates capital additions by 2.49% for both 2019 and 2020 and allows operations and maintenance expense to be escalated for 2019 and 2020 through the use of various escalation factors for labor, non-labor and medical expenses. The methodology adopted in the decision results in a revenue requirement of $5.453 billion for 2019 and $5.863 billion for 2020.

Item 2.06	Material Impairments
On May 22, 2019, it was concluded that certain historical capital expenditure disallowances in SCE's 2018 GRC final decision will result in an impairment of utility property, plant and equipment of approximately $170 million ($122 million after-tax) that will be recorded in the second quarter of 2019.

Item 7.01	Regulation FD Disclosure
Edison International announced earnings per share guidance for 2019. See the presentation attached hereto as Exhibit 99.1 for further information including key guidance assumptions.
Members of Edison International management will use the information in the presentation attached hereto as Exhibit 99.1 in meetings with institutional investors and analysts and at investor conference presentations. The attached presentation will also be posted on www.edisoninvestor.com.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Edison International Business Update Supplement - SCE 2018 General Rate Case Decision and 2019 Earnings Guidance

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: May 28, 2019

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: May 28, 2019